UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-1597419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	D02 NX53
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2023, Seagate HDD Cayman (“Seagate HDD”), an exempted company with limited liability organized under the laws of the Cayman Islands and a subsidiary of Seagate Technology Holdings plc (the “Company”), issued $1,500.0 million in aggregate principal amount of 3.50% Exchangeable Senior Notes due 2028 (the “Notes”), which includes $200.0 million aggregate principal amount of Notes offered and sold pursuant to the over-allotment option of the Initial Purchasers (as defined below) to purchase additional Notes, which was exercised in full on September 8, 2023. The Notes will mature on June 1, 2028, and were issued pursuant to an indenture, dated as of September 13, 2023 (the “Indenture”), among Seagate HDD, the Company, Seagate Technology Unlimited Company (together with the Company, the “Guarantors”) and Computershare Trust Company, National Association (the “Trustee”), as trustee of the Notes.

The Notes were issued and sold in a private offering in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the initial purchasers of the Notes (the “Initial Purchasers”) for resale by such Initial Purchasers to persons reasonably believed to be qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

Prior to March 1, 2028, the Notes are exchangeable at the option of the holders only under certain circumstances as set forth in the Indenture. On or after March 1, 2028, the Notes are exchangeable at any time at the option of the holders until the close of business on the second scheduled trading day immediately preceding the maturity date, unless the Notes have been previously redeemed or repurchased by Seagate HDD. Upon exchange of the Notes, Seagate HDD will pay cash up to the aggregate principal amount of Notes to be exchanged and will pay or cause to be delivered, as the case may be, cash, ordinary shares of the Company or a combination of cash and ordinary shares of the Company, at Seagate HDD’s election, in respect of any remainder of the exchange obligation in excess of such principal amount. The initial exchange rate for the Notes is 12.1253 ordinary shares per $1,000 principal amount of Notes.

The following is a brief description of the material provisions of the Indenture and the Notes. This description of the Indenture and the Notes is qualified in its entirety by the Indenture and the form of 3.50% Exchangeable Senior Note due 2028 (included in the Indenture), filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Interest

Interest on the Notes will be payable in cash on March 1 and September 1 of each year, commencing on March 1, 2024, and upon maturity on June 1, 2028, to holders of record of the Notes on the February 15 and August 15 immediately preceding the interest payment date or, with respect to the interest payable on June 1, 2028, the preceding May 15, 2028, respectively.

Guarantees

The obligations of Seagate HDD pursuant to the Indenture, including any repurchase obligation resulting from a Fundamental Change (as defined in the Indenture), are fully and unconditionally guaranteed, on a senior unsecured basis, by the Guarantors (the “Guarantees”).

Ranking

The Notes are unsecured and will rank equally in right of payment with all of Seagate HDD’s other existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness of Seagate HDD. The Guarantees will rank equally in right of payment with all of the Guarantors’ other existing and future unsecured indebtedness. The Notes will be effectively subordinated to the Guarantors’ and Seagate HDD’s present and future secured debt, to the extent of the value of the assets securing that debt, and will be structurally subordinated to all present and future liabilities, including trade payables, of Seagate HDD’s subsidiaries (including liabilities pursuant to guarantees of Seagate HDD’s credit agreement provided by certain of Seagate HDD’s subsidiaries).

Optional Redemption

Seagate HDD may redeem the Notes at its option, in whole but not in part, if Seagate HDD or the Guarantors have, or on the next interest payment date would, become obligated to pay to the holder of any Note additional amounts as a result of certain tax-related events at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date; provided that Seagate HDD may only redeem the Notes if: (x) Seagate HDD or the relevant Guarantor cannot avoid these obligations by taking commercially reasonable measures available to Seagate HDD or such Guarantor; and (y) Seagate HDD delivers to the Trustee an opinion of outside legal counsel of recognized standing in the relevant taxing jurisdiction attesting to such tax-related event and obligation to pay additional amounts.

Seagate HDD also may redeem the Notes at its option on or after September 8, 2026, in whole or in part, if the last reported sale price of ordinary shares of the Company has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Seagate HDD provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Seagate HDD provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If Seagate HDD redeems less than all the outstanding Notes, at least $150 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant notice of redemption date.

Repurchase of Notes upon a Fundamental Change

If the Company undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions and except in the limited circumstances giving rise to an “exempted fundamental change” (as defined in the Indenture), holders of the Notes may require Seagate HDD to repurchase all or part of their Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

The Notes and the ordinary shares of the Company deliverable upon exchange of the Notes, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

On September 8, 2023, in connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, Seagate HDD and the Company entered into additional capped call transactions (the “Additional Capped Call Transactions”) with certain of the Initial Purchasers or their affiliates and other financial institutions (the “Option Counterparties”) on substantially the same terms as the initial capped call transactions (together with the Additional Capped Call Transactions, the “Capped Call Transactions”) described in the Company’s Current Report on Form 8-K filed on September 8, 2023. The cost of the Capped Call Transactions was $94.5 million, which was paid to the Option Counterparties on September 13, 2023.

The description of the Capped Call Transactions in this report is a summary and is qualified in its entirety by the terms of the confirmations for the Capped Call Transactions, the form of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 8, 2023, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture for the 2028 Notes, dated as of September 13, 2023, among Seagate HDD Cayman, as Issuer, Seagate Technology Holdings plc and Seagate Technology Unlimited Company, as Guarantors, and Computershare Trust Company, National Association, as Trustee.

4.2	Form of 3.50% Exchangeable Senior Note due 2028 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
Dates: September 13, 2023
	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer